UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 14, 2005
ONYX PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)

0-28298	94-3154463
(Commission File No.)	(IRS Employer Identification No.)
2100 Powell Street
Emeryville, California 94608
(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: (510) 597-6500
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01     OTHER EVENTS
     On November 14, 2005 Onyx Pharmaceuticals, Inc., or Onyx, announced that it plans to publicly offer 5,000,000 shares of its common stock pursuant to an effective registration statement previously filed with the Securities and Exchange Commission. In addition, Onyx announced plans to grant to the underwriters in connection with the offering an option to purchase up to an additional 750,000 shares of common stock. The press release issued by Onyx dated November 14, 2005, titled “Onyx Announces Public Offering of 5,000,000 Shares of Common Stock,” is attached hereto as Exhibit 99.1 and is herein incorporated by reference.
     Neither the filing of any press release as an exhibit to this Current Report on Form 8-K nor the inclusion in that press release of a reference to Onyx’s Internet address shall, under any circumstances, be deemed to incorporate the information available at that Internet address into this Current Report on Form 8-K. The information available at Onyx’s Internet address is not part of this Current Report on Form 8-K or any other report filed by Onyx with the Securities and Exchange Commission.
ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS.
     (c)     Exhibits.

Number	Description
99.1	Press Release titled “Onyx Announces Public Offering of 5,000,000 Shares of Common Stock,” dated November 14, 2005.

Signatures
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONYX PHARMACEUTICALS, INC.
Dated: November 14, 2005	By:	/s/ Marilyn E. Wortzman
Marilyn E. Wortzman
Vice President, Finance and Administration